Exhibit 99.1

Virtu Announces Fourth Quarter and Full Year 2017 Results

NEW YORK, NY,  February 8, 2018  — Virtu Financial, Inc. (NASDAQ: VIRT), a leading technology-enabled market maker and liquidity provider to the global financial markets, today reported results for the fourth quarter and the full year ended December 31, 2017.

Fourth Quarter and Full Year Selected Highlights

Fourth Quarter 2017:

•                  Net income of $47.8 million, Normalized Adjusted Net Income* of $41.4 million

•                  Basic and Diluted earnings per share of $0.28; Normalized Adjusted EPS* of $0.22

•                  Total revenues of $460.4 million; Adjusted Net Trading Income* of $237.3 million

•                  Adjusted EBITDA* of $107.8 million; Adjusted EBITDA Margin* of 45.4%

•                  Expense and capital synergies on track with forecast as integration progresses

•                  Made total to-date pre-payments of $526 million on the $1.15 billion term loan debt incurred in connection with KCG acquisition

•                  Quarterly cash dividend of $0.24 per share payable on March 15, 2018

•                  Board authorized $50 million for future repurchases of common stock and units

Full Year 2017:

•                  Net income of $33.3 million, Normalized Adjusted Net Income* of $92.1 million

•                  Basic and Diluted earnings per share of $0.26; Normalized Adjusted EPS* of $0.57

•                  Total revenues of $1,024 million; Adjusted Net Trading Income* of $556.3 million

•                  Adjusted EBITDA* of $251.4 million; Adjusted EBITDA Margin* of 45.2%

* Non-GAAP financial measures. Please see “Non-GAAP Financial Measures and Other Items” for more information.

The Virtu Financial, Inc. Board of Directors declared a quarterly cash dividend of $0.24 per share. This dividend is payable on March 15, 2018 to shareholders of record as of March 1, 2018.

The Virtu Financial, Inc. Board of Directors also approved a new share repurchase program of up to $50 million in Class A common stock and common units of Virtu Financial LLC by March 31, 2019.

“In our first complete quarter after the acquisition of KCG, the combined Virtu franchise continues to outperform. The $3.8 million per day we earned in Adjusted Net Trading Income in the fourth quarter demonstrates that this combined entity can generate profitable results in a variety of market operating environments. We also remain confident that the expense and efficiency discipline that is a hallmark of Virtu is being applied to the legacy KCG businesses, and the synergy results reported today and expense guidance we have provided demonstrate this discipline,” said Douglas Cifu, Chief Executive Officer of Virtu Financial.

Financial Results

Fourth Quarter 2017:

Total revenues increased 169.8% to $460.4 million for this quarter, compared to $170.6 million for the same period in 2016. Trading income, net, increased 83.7% to $286.4 million for this quarter, compared to $155.9 million for the same period in 2016. Net income increased 37.1% to $47.8 million for this quarter, compared to $34.9 million for the same period in 2016.

Basic and Diluted earnings per share for this quarter were both $0.28, compared to $0.22 each for the same period in 2016.

Adjusted Net Trading Income increased 129.5% to $237.3 million for this quarter, compared to $103.4 million for the same period in 2016. Adjusted EBITDA increased 66.4% to $107.8 million for this quarter, compared to $64.8 million for the same period in 2016. Normalized Adjusted Net Income increased 25.8% to $41.4 million for this quarter, compared to $32.9 million for the same period in 2016.

Assuming all non-controlling interests had been exchanged for common stock, and the Company’s Normalized Adjusted Net Income before income taxes was subject to corporation taxation, Normalized Adjusted EPS was $0.22 for this quarter and $0.24 for the same period in 2016.

Full Year 2017:

Total revenues increased 45.8% to $1,024 million, compared to $702.3 million in 2016. Trading income, net, increased 15.1% to $766.0 million, compared to $665.5 million in 2016. Net income decreased 79.0% to $33.3 million, compared to $158.5 million in 2016.

Basic and Diluted earnings per share for this year were both $0.26, compared to $0.83 each in 2016.

Adjusted Net Trading Income increased 31.0% to $556.3 million, compared to $424.5 million in 2016. Normalized Adjusted Net Income decreased 32.1% to $92.1 million, compared to $135.6 million in 2016. Adjusted EBITDA decreased 6.3% to $251.4 million, compared to $268.3 million in 2016.

Assuming all non-controlling interests had been exchanged for common stock, and the Company’s Normalized Adjusted Net Income before income taxes was subject to corporation taxation, Normalized Adjusted EPS was $0.57 for the full year 2017 and $0.97 for the full year 2016.

Operating Segment Information

Prior to the acquisition of KCG Holdings, Inc. in July 2017, the Company was managed and operated as one business, and, accordingly, operated under one reportable segment.  As a result of the acquisition of KCG, beginning in the third quarter of 2017 the Company has three operating segments: (i) Market Making; (ii) Execution Services; and (iii) Corporate.

Market Making principally consists of market making in the cash, futures and options markets across global equities, options, fixed income, currencies and commodities. As a market maker, the Company commits capital on a principal basis by offering to buy securities from, or sell securities to, broker dealers, banks and institutions.

Execution Services comprises agency-based trading and trading venues, offering execution services in global equities, options, futures and fixed income on behalf of institutions, banks and broker dealers.

Corporate contains the Company’s investments, principally in strategic trading-related opportunities, and maintains corporate overhead expenses.

The following tables show the total revenues and Adjusted Net Trading Income by operating segment for the three months ended December 31, 2017 and 2016, and years ended December 31, 2017 and 2016.

Total Revenues by operating segment

(in thousands, except percentages)

	Three Months Ended December 31, 2017
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$287,275	$(2,052)	$1,160	$286,383
Commissions, net and technology services	7,108	55,140	—	62,248
Interest and dividends income	21,259	515	312	22,086
Other, net	1,170	540	87,995	89,705
Total Revenues	$316,812	$54,143	$89,467	$460,422

	Three Months Ended December 31, 2016
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$155,937	$—	$—	$155,937
Commissions, net and technology services	—	3,114	—	3,114
Interest and dividends income	11,457	—	—	11,457
Other, net	—	—	138	138
Total Revenues	$167,394	$3,114	$138	$170,646

	Year Ended December 31, 2017
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$769,556	$(5,394)	$1,865	$766,027
Commissions, net and technology services	8,671	102,814	—	111,485
Interest and dividends income	51,817	619	585	53,021
Other, net	1,591	1,067	90,694	93,352
Total Revenues	$831,635	$99,106	$93,144	$1,023,885

	Year Ended December 31, 2016
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$665,465	$—	$—	$665,465
Commissions, net and technology services	—	10,352	—	10,352
Interest and dividends income	26,419	—	—	26,419
Other, net	—	—	36	36
Total Revenues	$691,884	$10,352	$36	$702,272

Reconciliation of trading income, net to Adjusted Net Trading Income by operating segment

(in thousands, except percentages)

	Three Months Ended December 31, 2017
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$287,275	$(2,052)	$1,160	$286,383
Commissions, net and technology services	7,108	55,140	—	62,248
Interest and dividends income	21,259	515	312	22,086
Brokerage, exchange and clearance fees, net	(61,697)	(19,958)	—	(81,655)
Payments for order flow	(15,585)	(70)	—	(15,655)
Interest and dividends expense	(34,293)	(347)	(1,508)	(36,148)
Adjusted Net Trading Income	$204,067	$33,228	$(36)	$237,259

	Three Months Ended December 31, 2016
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$155,937	$—	$—	$155,937
Commissions, net and technology services	—	3,114	—	3,114
Interest and dividends income	11,457	—	—	11,457
Brokerage, exchange and clearance fees, net	(53,798)	—	—	(53,798)
Interest and dividends expense	(13,308)	—	—	(13,308)
Adjusted Net Trading Income	$100,288	$3,114	$—	$103,402

	Year Ended December 31, 2017
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$769,556	$(5,394)	$1,865	$766,027
Commissions, net and technology services	8,671	102,814	—	111,485
Interest and dividends income	51,817	619	585	53,021
Brokerage, exchange and clearance fees, net	(219,688)	(32,220)	—	(251,908)
Payments for order flow	(28,037)	311	—	(27,726)
Interest and dividends expense	(92,868)	1,215	(2,953)	(94,606)
Adjusted Net Trading Income	$489,451	$67,345	$(503)	$556,293

	Year Ended December 31, 2016
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$665,465	$—	$—	$665,465
Commissions, net and technology services	—	10,352	—	10,352
Interest and dividends income	26,419	—	—	26,419
Brokerage, exchange and clearance fees, net	(221,214)	—	—	(221,214)
Interest and dividends expense	(56,557)	—	—	(56,557)
Adjusted Net Trading Income	$414,113	$10,352	$—	$424,465

Reconciliation of trading income, net to Adjusted Net Trading Income by category — Market Making segment

(in thousands, except percentages)

	Three Months Ended December 31, 2017
	Americas	ROW	Global FICC,		Total
	Equities	Equities	Options and Other	Unallocated	Market Making

Trading income, net	$186,710	$57,589	$45,022	$(2,046)	$287,275
Commissions, net and technology services	7,103	—	5	—	7,108
Brokerage, exchange and clearance fees, net	(31,248)	(19,298)	(11,976)	825	(61,697)
Payments for order flow	(15,585)	—	—	—	(15,585)
Interest and dividends, net	(5,858)	(3,502)	(2,447)	(1,227)	(13,034)
Adjusted Net Trading Income	$141,122	$34,789	$30,604	$(2,448)	$204,067

	Three Months Ended December 31, 2016
	Americas	ROW	Global FICC,		Total
	Equities	Equities	Options and Other	Unallocated	Market Making

Trading income, net	$48,331	$40,667	$61,747	$5,192	$155,937
Brokerage, exchange and clearance fees, net	(20,998)	(16,578)	(15,967)	(255)	(53,798)
Interest and dividends, net	4,090	(3,191)	(2,063)	(687)	(1,851)
Adjusted Net Trading Income	$31,423	$20,898	$43,717	$4,250	$100,288

	Year Ended December 31, 2017
	Americas	ROW	Global FICC,		Total
	Equities	Equities	Options and Other	Unallocated	Market Making

Trading income, net	$404,113	$175,840	$192,563	$(2,960)	$769,556
Commissions, net and technology services	7,166	342	(79)	1,242	8,671
Brokerage, exchange and clearance fees, net	(92,814)	(70,180)	(55,910)	(784)	(219,688)
Payments for order flow	(27,599)	$—	$—	(438)	(28,037)
Interest and dividends, net	(15,153)	(13,770)	(8,825)	(3,303)	(41,051)
Adjusted Net Trading Income	$275,713	$92,232	$127,749	$(6,243)	$489,451

	Year Ended December 31, 2016
	Americas	ROW	Global FICC,		Total
	Equities	Equities	Options and Other	Unallocated	Market Making

Trading income, net	$221,687	$171,385	$268,274	$4,119	$665,465
Brokerage, exchange and clearance fees, net	(90,151)	(65,330)	(64,422)	(1,311)	(221,214)
Interest and dividends, net	(7,290)	(11,620)	(8,816)	(2,412)	(30,138)
Adjusted Net Trading Income	$124,246	$94,435	$195,036	$396	$414,113

The following tables show our Adjusted Net Trading Income and average daily Adjusted Net Trading Income by category for the three months ended December 31, 2017 and 2016, and the years ended December 31, 2017 and 2016 (in thousands, except percentages).

	Three Months Ended December 31,			Year Ended December 31,
Adjusted Net Trading Income by Category:	2017	2016	% Change	2017	2016	% Change

Market Making:
Americas Equities	$141,123	$31,423	349.1%	$275,713	$124,246	121.9%
ROW Equities	34,789	20,898	66.5%	92,232	94,435	-2.3%
Global FICC, Options and Other	30,604	43,717	-30.0%	127,749	195,036	-34.5%
Unallocated(1)	(2,449)	4,250	NM	(6,243)	396	NM
Total Market Making	$204,067	$100,288	103.5%	$489,451	$414,113	18.2%

Execution Services	33,228	3,114	967.1%	67,345	10,352	550.6%

Corporate	(36)	—	NM	(503)	—	NM

Adjusted Net Trading Income	$237,259	$103,402	129.5%	$556,293	$424,465	31.1%

Average Daily	Three Months Ended December 31,			Year Ended December 31,
Adjusted Net Trading Income by Category:	2017	2016	% Change	2017	2016	% Change

Market Making:
Americas Equities	$2,240	$491	356.2%	$1,098	$493	122.8%
ROW Equities	552	327	69.1%	367	375	-2.0%
Global FICC, Options and Other	486	683	-28.9%	509	774	-34.2%
Unallocated(1)	(39)	66	NM	(25)	2	NM
Total Market Making	$3,239	$1,567	106.7%	$1,950	$1,644	18.6%

Execution Services	527	49	983.1%	268	41	553.1%

Corporate	(1)	—	NM	(2)	—	NM

Adjusted Net Trading Income	$3,765	$1,616	133.0%	$2,216	$1,685	31.5%

(1)    Under our methodology for recording ‘‘trading income, net’’ in our condensed consolidated statements of comprehensive income, we recognize revenues based on the exit price of assets in accordance with applicable U.S. GAAP rules, and when we calculate Adjusted Net Trading Income for corresponding reporting periods, we start with trading income, net. By contrast, when we calculate Adjusted Net Trading Income by category, we recognize revenues on a daily basis, and as a result prices used in recognizing revenues may differ. Because we provide liquidity on a global basis, across asset classes and time zones, the timing of any particular Adjusted Net Trading Income calculation can defer or accelerate the amount in a particular asset class from one day to another, and, at the end of a reporting period, from one reporting period to another. The purpose of the Unallocated category is to ensure that Adjusted Net Trading Income by category sums to total Adjusted Net Trading Income, which can be reconciled to Trading Income, Net, calculated in accordance with GAAP. We do not allocate any resulting differences based on the timing of revenue recognition.

BondPoint Sale Update

On January 2, 2018, the Company completed the sale of BondPoint, to Intercontinental Exchange (NYSE: ICE) for $400 million in cash.

“We are thrilled with this outcome and think ICE is the perfect home for BondPoint and its employees.” said Douglas Cifu, Chief Executive Officer of Virtu Financial.

On January 8, 2018, the Company completed a repricing transaction of its 1st Lien Senior Secured Term Loan along with a principal repayment of $276 million from the proceeds from the sale of BondPoint to ICE. The repriced term loan bears interest at LIBOR + 325 bps, reflecting a reduction of 50 bps compared to its prior rate.

Tax Cuts and Jobs Act

The Tax Cuts and Jobs Act (the “Tax Act”) was enacted on December 22, 2017, which reduced the U.S. corporate income tax rate to 21%. The fourth quarter and full-year 2017 results reflect the estimated impact of the enactment. As a result of the Tax Act, the Company recorded a reduction of its tax receivable agreement obligation by approximately $84.9 million, which was included within Other, net on the condensed consolidated statement of comprehensive income for the three months and full year ended December 31, 2017. The Company also recorded approximately $75.0 million in tax provision from remeasurement of its U.S. deferred tax assets at the lower enacted corporate income tax rate. The aforementioned guidance incorporates assumptions based on the Company’s current interpretation of the Tax Act, and impact of the Tax Act recognized this quarter may change as it receives additional clarification and implementation guidance and as the interpretation of the Tax Act evolves over time.

Financial Condition

As of December 31, 2017, Virtu had $532.9 million in cash and cash equivalents, and total long-term debt outstanding in an aggregate principal amount of $1.431 billion.

Non-GAAP Financial Measures and Other Items

To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•                  “Adjusted Net Trading Income”, which is the amount of revenue we generate from our market making activities, or trading income, net, plus commissions, net and technology services, plus interest and dividends income and expense, net, less direct costs associated with those revenues, including brokerage, exchange and clearance fees, net and payments for order flow. Management believes that this measurement is useful for comparing general operating performance from period to period. Although we use Adjusted Net Trading Income as a financial measure to assess the performance of our business, the use of Adjusted Net Trading Income is limited because it does not include certain material costs that are necessary to operate our business. Our presentation of Adjusted Net Trading Income should not be construed as an indication that our future results will be unaffected by revenues or expenses that are not directly associated with our market making activities.

•                  “EBITDA”, which measures our operating performance by adjusting Net Income to exclude financing interest expense on our long-term borrowings, debt issue cost related to debt refinancing, depreciation and amortization, amortization of purchased intangibles and acquired capitalized software, and income tax expense, and “Adjusted EBITDA”, which measures our operating performance by further adjusting EBITDA to exclude severance, reserve for legal matter, transaction advisory fees and expenses, termination of office leases, acquisition related retention bonus, trading related settlement income, other, net, equipment write-off, share based compensation, charges related to share based compensation at IPO, 2015 Management Incentive Plan, and charges related to share based compensation at IPO.

•                  “Normalized Adjusted Net Income”, “Normalized Adjusted Net Income before income taxes”, “Normalized provision for income taxes”, and “Normalized Adjusted EPS”, which we calculate by adjusting Net Income to exclude certain items including IPO-related adjustments and other non-cash items, assuming that all vested and unvested Virtu Financial LLC units have been exchanged for Class A Common Stock, and applying a corporate tax rate between 35.5% and 37%. As a result of the Tax Act, our corporate tax rate is estimated to be approximately 23% beginning January 1, 2018 due to the decrease in the U.S. federal corporate income tax rate.

Total Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS are non-GAAP financial measures used by management in evaluating operating performance and in making strategic decisions. Additional information provided regarding the breakdown of Total Adjusted Net Trading Income by category is also a non-GAAP financial measure but is not used by the Company in evaluating operating performance and in making strategic decisions. In addition, these non-GAAP financial measures or similar non-GAAP measures are used by research analysts, investment bankers and lenders to assess our operating performance. Management believes that the presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide useful information to investors regarding our results of operations because they assist both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide indicators of general economic performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period. Furthermore, our credit agreement contains covenants and other tests based on metrics similar to Adjusted EBITDA. Other companies may define Adjusted Net Trading Income, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS differently, and as a result our measures of Adjusted Net Trading Income, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized

Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS may not be directly comparable to those of other companies. Although we use these non-GAAP financial measures as financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business.

Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income should be considered in addition to, and not as a substitute for, Net Income in accordance with U.S. GAAP as a measure of performance. Our presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Adjusted Net Trading Income, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and our EBITDA-based measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•                  they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;

•                  our EBITDA-based measures do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and our EBITDA-based measures do not reflect any cash requirement for such replacements or improvements;

•                  they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and

•                  they do not reflect limitations on our costs related to transferring earnings from our subsidiaries to us.

Because of these limitations, Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income are not intended as alternatives to Net Income as indicators of our operating performance and should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. We compensate for these limitations by using Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. These U.S. GAAP measurements include Net Income, cash flows from operations and cash flow data. See below a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands, except share and per share data)
Revenues:
Trading income, net	$286,383	$155,937	$766,027	$665,465
Commissions, net and technology services	62,248	3,114	111,485	10,352
Interest and dividends income	22,086	11,457	53,021	26,419
Other, net	89,705	138	93,352	36
Total revenues	460,422	170,646	1,023,885	702,272

Operating Expenses:
Brokerage, exchange and clearance fees, net	81,655	53,798	251,908	221,214
Communication and data processing	48,316	17,423	131,506	71,001
Employee compensation and payroll taxes	66,425	21,113	177,489	85,295
Payments for order flow	15,655	—	27,726	—
Interest and dividends expense	36,148	13,308	94,606	56,557
Operations and administrative	29,996	6,102	65,796	22,045
Depreciation and amortization	18,170	7,018	47,327	29,703
Amortization of purchased intangibles and
acquired capitalized software	8,902	53	15,448	211
Debt issue cost related to debt refinancing	1,109	5,579	10,460	5,579
Transaction advisory fees and expenses	950	318	25,270	994
Charges related to share based compensation at IPO	238	312	772	1,755
Financing interest expense on long-term borrowings	23,965	6,758	64,107	28,327
Total operating expenses	331,529	131,782	912,415	522,681

Income before income taxes and noncontrolling interest	128,893	38,864	111,470	179,591
Provision for income taxes	81,102	4,000	78,183	21,251
Net income	$47,791	$34,864	$33,287	$158,340

Noncontrolling interest	(22,424)	(25,898)	(15,958)	(125,360)

Net income available for common stockholders	$25,367	$8,966	$17,329	$32,980

Earnings per share:
Basic	$0.28	$0.22	$0.26	$0.83
Diluted	$0.28	$0.22	$0.26	$0.83

Weighted average common shares outstanding
Basic	89,362,838	39,354,983	62,579,147	38,539,091
Diluted	89,362,838	39,354,983	62,579,147	38,539,091

Comprehensive income:
Net income	$47,791	$34,864	$33,287	$158,340
Other comprehensive income (loss)
Foreign exchange translation adjustment, net of taxes	981	(2,930)	9,281	(1,165)
Comprehensive income	$48,772	$31,934	$42,568	$157,175
Less: Comprehensive income attributable to noncontrolling interest	(22,895)	(23,815)	(11,503)	(124,546)
Comprehensive income available for common stockholders	$25,877	$8,119	$31,065	$32,629

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, and selected Operating Margins.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands, except percentages)
Reconciliation of Trading income, net to Adjusted Net Trading Income
Trading income, net	$286,383	$155,937	$766,027	$665,465
Commissions, net and technology services	62,248	3,114	111,485	10,352
Interest and dividends income	22,086	11,457	53,021	26,419
Brokerage, exchange and clearance fees, net	(81,655)	(53,798)	(251,908)	(221,214)
Payments for order flow	(15,655)	—	(27,726)	—
Interest and dividends expense	(36,148)	(13,308)	(94,606)	(56,557)

Adjusted Net Trading Income	$237,259	$103,402	$556,293	$424,465

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$47,791	$34,864	$33,287	$158,340
Financing interest expense on long-term borrowings	23,965	6,758	64,107	28,327
Debt issue cost related to debt refinancing	1,109	5,579	10,460	5,579
Depreciation and amortization	18,170	7,018	47,327	29,703
Amortization of purchased intangibles and acquired capitalized software	8,902	53	15,448	211
Provision for income taxes	81,102	4,000	78,183	21,251

EBITDA	$181,039	$58,272	$248,812	$243,411

Severance	4,739	982	14,911	1,252
Reserve for legal matter	2,833	—	657	—
Transaction advisory fees and expenses	950	318	25,270	994
Termination of office leases	1,860	—	3,671	(319)
Acquisition related retention bonus	—	—	23,050	—
Trading related settlement income	(628)	—	(628)	(2,975)
Other, net	(89,705)	(138)	(93,352)	(36)
Equipment write-off	672	—	1,216	428
Share based compensation	4,723	3,635	21,825	18,222
Charges related to share based compensation at IPO, 2015 Management Incentive Plan	1,091	1,393	5,225	5,606
Charges related to share based compensation awards at IPO	223	312	740	1,755

Adjusted EBITDA	$107,797	$64,774	$251,397	$268,338

Selected Operating Margins
Net Income Margin(1)	20.1%	33.7%	6.0%	37.3%
EBITDA Margin(2)	76.3%	56.4%	44.7%	57.3%
Adjusted EBITDA Margin(3)	45.4%	62.6%	45.2%	63.2%

(1) Calculated by dividing net income by Adjusted Net Trading Income.

(2) Calculated by dividing EBITDA by Adjusted Net Trading Income.

(3) Calculated by dividing Adjusted EBITDA by Adjusted Net Trading Income.

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands, except share and per share data)
Reconciliation of Net Income to Normalized Adjusted Net Income
Net income	$47,791	$34,864	$33,287	$158,340
Provision for income taxes	81,102	4,000	78,183	21,251
Income before income taxes	$128,893	$38,864	$111,470	$179,591
Amortization of purchased intangibles and acquired capitalized software	8,902	53	15,448	211
Financing interest expense related to KCG transaction	—	—	4,626	—
Debt issue cost related to debt refinancing	1,109	5,579	10,460	5,579
Severance	4,739	982	14,911	1,252
Reserve for legal matter	2,833	—	657	—
Transaction advisory fees and expenses	950	318	25,270	994
Termination of office leases	1,860	—	3,671	(319)
Equipment write-off	672	—	2,849	428
Acquisition related retention bonus	—	—	23,050	—
Trading related settlement income	(628)	—	(628)	(2,975)
Other, net	(89,705)	(138)	(93,352)	(36)
Share based compensation	4,723	3,635	21,825	18,222
Charges related to share based compensation at IPO, 2015 Management Incentive Plan	1,091	1,393	5,225	5,606
Charges related to share based compensation awards at IPO	223	312	740	1,755

Normalized Adjusted Net Income before income taxes	$65,662	$50,998	$146,222	$210,308

Normalized provision for income taxes(1)	24,295	18,104	54,102	74,659
Normalized Adjusted Net Income	$41,367	$32,894	$92,120	$135,649

Weighted Average Adjusted shares outstanding(2)	188,248,614	139,681,670	161,464,923	139,685,124

Normalized Adjusted EPS	$0.22	$0.24	$0.57	$0.97

(1) Reflects U.S. federal, state, and local income tax rate applicable to corporations of approximately 37% for 2017 and 35.5% for 2016

(2) Assumes that (1) holders of all vested and unvested Virtu Financial LLC Units (together with corresponding shares of Class C common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class A common stock on a one-for-one basis,  (2) holders of all Virtu Financial LLC Units (together with corresponding shares of Class D common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class B common stock on a one-for-one basis, and subsequently exercised their right to convert the shares of Class B common stock into shares of Class A common stock on a one-for-one basis. Includes additional shares from dilutive impact of options and restricted stock units outstanding under the 2015 Management Incentive Plan during the three months ended December 31, 2017 and 2016, and years ended December 31, 2017 and 2016.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Financial Condition (Unaudited)

	December 31,	December 31,
	2017	2016
	(in thousands, except share data)
Assets
Cash and cash equivalents	$532,887	$181,415
Securities borrowed	1,485,357	220,005
Receivables from broker-dealers and clearing organizations	1,087,084	448,728
Trading assets, at fair value	2,830,391	1,827,882
Property, equipment and capitalized software, net	137,018	29,660
Goodwill	844,883	715,379
Intangibles (net of accumulated amortization)	111,224	992
Deferred taxes	140,938	193,859
Assets of business held for sale	54,342	—
Other assets	350,956	74,470
Total assets	$7,575,080	$3,692,390

Liabilities and equity
Liabilities
Short-term borrowings, net	$27,883	$25,000
Securities loaned	768,872	222,203
Securities sold under agreements to repurchase	390,642	—
Payables to broker-dealers and clearing organizations	833,975	695,978
Trading liabilities, at fair value	2,499,662	1,349,155
Tax receivable agreement obligations	148,732	231,404
Accounts payable and accrued expenses and other liabilities	350,798	69,281
Long-term borrowings, net	1,388,548	564,957
Total liabilities	$6,409,112	$3,157,978

Total equity	1,165,968	534,412

Total liabilities and equity	$7,575,080	$3,692,390

	As of December 31, 2017
	Interests	%
Ownership of Virtu Financial LLC Interests:
Virtu Financial, Inc. - Class A Common Stock	90,651,656	48.2%
Non-controlling Interests (Virtu Financial LLC)	97,490,729	51.8%
Total Virtu Financial LLC Interests	188,142,385	100.0%

About Virtu Financial, Inc.

Virtu is a leading financial firm that leverages cutting edge technology to deliver liquidity to the global markets and innovative, transparent trading solutions to our clients. As a market maker, Virtu provides deep liquidity that helps to create more efficient markets around the world. Our market structure expertise, broad diversification, and execution technology enables us to provide competitive bids and offers in over 19,000 securities, at over 235 venues, in 36 countries worldwide.

Cautionary Note Regarding Forward-Looking Statements

The foregoing information and certain oral statements made from time to time by representatives of the Company contain certain forward-looking statements that reflect the company’s current views with respect to certain current and future events and financial performance, including with respect to integration of KCG and synergy realization. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

CONTACT

Investor Relations

Andrew Smith

Virtu Financial, Inc.

(212) 418-0195

investor_relations@virtu.com

Media Relations

media@virtu.com